                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Midway Airlines Corporation:


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement (Registration Statement File No. 333-37375 Amendment No. 3 dated November 25, 1997).


                                          ARTHUR ANDERSEN LLP

Raleigh, North Carolina


November 25, 1997